Item 30. Exhibit (g) i. a. 5.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
REINSURANCE AGREEMENTS
in the attached Exhibit 1
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
(the “Reinsurer”)

This Amendment is effective August 1, 2019. The Agreements will be revised as follows.

The Proofs section of the Claims article is hereby replaced in its entirety with the following:

The Ceding Company shall furnish the Reinsurer with copies of the proofs of claims on all Policies with face amounts greater than $[_____] and any other documentation that might reasonably be requested by the Reinsurer. For incontestable claims with face amounts of $[_____] or less, the Ceding Company will not be required to submit copies of the proofs of claims. For all contestable claims and deaths occurring outside of the U.S. or Canada, however, the Ceding Company will send to the Reinsurer a copy of all non-privileged documents in connection with the claim including the underwriting file and any investigative reports available.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[_____]

Amendment to clarify claims to all treaties

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 31, 2019
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 31, 2019
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 31, 2019
Peter G Ferris
Vice President & Actuary

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Steven Najjar	Date:	7/31/2019

Print name:	Steven Najjar

Title:	EVP

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Suzanne Downey	Date:	7/31/2019

Print name:	Suzanne Downey

Title:	VP

[_____]

Amendment to clarify claims to all treaties

Exhibit 1

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Code	Coins / YRT
4/1/2005	GUL/GVUL	[_____]	[_____]	YRT
4/1/2010	GUL/GVUL NY	[_____]	[_____]	YRT
12/1/2015	GULII/GVULII	[_____]	[_____]	YRT

[_____]